United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2015

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                           Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 8.01. Other Events

On November 16, 2015 the Company issued a press release today announcing that Egan-Jones Ratings Company, a leading independent proxy voting and corporate governance firm, has recommended that stockholders vote FOR ALL Ethan Allen’s nominees and FOR ALL proposals on the WHITE proxy card at the Company’s November 24, 2015 Annual Meeting of Stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Additional Information and Where to Find It

the company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company's stockholders in respect of the 2015 Annual Meeting. Ethan Allen HAS FILED with the U.S. Securities and Exchange Commission a definitive proxy statement and an accompanying WHITE proxy card in connection with the 2015 Annual Meeting (the “2015 Proxy Materials”). The 2015 Proxy Materials contain important information about the company, its directors and executive officers, the 2015 Annual Meeting and related matters. Stockholders are strongly urged to read the 2015 Proxy Materials, any amendments and supplements thereto, and the accompanying proxy card carefully. Stockholders will be able to obtain free copies of the 2015 Proxy Materials and other documents filed with the SEC by THE COMPANY through the web site maintained by the SEC at www.sec.gov and on THE COMPANY’s web site at http://www.ethanallen.com/en_US/investor-relations1.html. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, ARE set forth in the 2015 Proxy Materials.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Index to Exhibits attached hereto.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ETHAN ALLEN INTERIORS, INC.
Date: November 16, 2015	By:	/s/ Corey Whitely
Corey Whitely Executive –Vice President, Administration, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated November 16, 2015

3.